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                                [LOGO] GTSI CORP

                                   GTSI CORP.
                           3901 STONECROFT BOULEVARD
                         CHANTILLY, VIRGINIA 20151-1010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 14, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Meeting") of GTSI Corp., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Wednesday, May 14, 2003, at the Company's headquarters located at 3901 Stonecroft Boulevard in Chantilly, Virginia, for the following purposes, as more fully described in the Company's attached Proxy
Statement:

     1. To elect three Class 3 directors to serve for a three-year term and until their successors are elected and qualified and one Class 2 director to serve for a two-year term and until his successor is elected and qualified.

     2. To approve an amendment to the Company's 1996 Stock Option Plan to increase by 1,000,000 the number of shares of Common Stock authorized for issuance thereunder.

     3. To approve an amendment to the Company's 1996 Stock Option Plan to extend the period during which non-statutory options automatically granted under the 1996 Plan to non-employee directors can be exercised after the respective optionees cease to serve as non-employee directors.

     4. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     Only record holders of the Company's common stock at the close of business on March 26, 2003 are entitled to notice of, and to vote at, the Meeting and at any adjournment(s) thereof.

     All stockholders are cordially invited to attend the Meeting in person. Whether or not you expect to attend the Meeting in person, to ensure your representation at the Meeting, please mark, sign, date and return your proxy card as promptly as possible. IF YOU RECEIVED YOUR PROXY CARD FROM ADP, YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET AT WWW.PROXYVOTE.COM. PLEASE SEE THE INSTRUCTIONS APPEARING ON YOUR ADP PROXY CARD. Any stockholder attending the Meeting may vote in person even if such stockholder has returned a proxy.


                                          By Order of the Board of Directors

                                          John T. Spotila
                                          Secretary
Chantilly, Virginia
April 10, 2003

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                                [LOGO] GTSI CORP

                                   GTSI CORP.
                           3901 STONECROFT BOULEVARD
                         CHANTILLY, VIRGINIA 20151-1010

                                 PROXY STATEMENT

         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of GTSI Corp., a Delaware corporation ("GTSI" or the "Company"), for use at the annual meeting of stockholders to be held on Wednesday, May 14, 2003 at 9:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Meeting of Stockholders (the "Meeting"). The Meeting will be held at the Company's principal executive offices located at 3901 Stonecroft Boulevard in Chantilly, Virginia 20151-1010.

     This Proxy Statement and the enclosed proxy are first being mailed on or about April 10, 2003, to all stockholders entitled to notice of, and to vote at, the Meeting. The Company's annual report for the fiscal year ended December 31, 2002, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Proxy Statement, but it is not part of the proxy soliciting material.

     Only stockholders of record at the close of business on March 26, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. At the Record Date, 9,804,740 shares of the Company's common stock, par value $0.005 per share ("Common Stock"), were issued and, excluding 1,150,364 shares held in treasury, 8,654,376 shares were outstanding. None of the Company's 680,850 shares of authorized preferred stock is outstanding.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

     As to all matters to be voted upon at the Meeting, each stockholder is entitled to one vote for each share of Common Stock held. The presence in person or by proxy of a majority of the outstanding Common Stock entitled to vote constitutes a quorum for the conduct of business at the Meeting. With respect to Proposal 1, if a quorum is present at the Meeting, the three nominees for Class 3 directors and the nominee for Class 2 director receiving the highest number of affirmative votes of Common Stock present in person or by proxy and entitled to vote on the election of directors will be elected. In the election of directors, votes may be cast in favor or withheld with respect to any and all nominees; votes that are withheld may be excluded entirely from the vote and will have no effect on the outcome of the vote. With respect to Proposals 2 and 3, the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote is required for approval. An abstention from

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voting on Proposal 2 or 3 will not be treated as a "vote" for or against the matter, it will not have any impact on the vote. Abstentions are, however, included in the determination of the number of shares present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes (proxies that indicate that brokers or nominees have not received instructions from the beneficial owner of shares) are counted as shares that are present and entitled to vote for purposes of determining a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for purposes of determining the presence of a quorum but will not be treated as present and entitled to vote with respect to that matter.

     IF A STOCKHOLDER RETURNS A PROXY AND NO INSTRUCTIONS ARE GIVEN, THE COMMON STOCK REPRESENTED THEREBY WILL BE VOTED AS RECOMMENDED BY THE BOARD, INCLUDING "FOR" THE ELECTION OF THE THREE NOMINEES FOR CLASS 3 DIRECTORS AND THE ONE NOMINEE FOR CLASS 2 DIRECTOR, AS LISTED BELOW UNDER "ELECTION OF DIRECTORS," AND THE APPROVAL OF THE TWO AMENDMENTS TO THE COMPANY'S 1996 STOCK OPTION PLAN, AS DISCUSSED BELOW UNDER PROPOSALS 2 AND 3.

     The cost of this solicitation will be borne by the Company. The Company has retained the services of Georgeson Shareholders to solicit proxies from brokers and nominees and to distribute proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is approximately $20,000 plus reasonable out-of-pocket expenses. Pursuant to Securities and Exchange Commission ("SEC") rules, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited personally or by telephone or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders, which are intended to be presented, by such stockholders at the annual meeting of stockholders to be held in 2004, including the nomination of persons to serve on the Board, must be received by the Company's Secretary not later than December 16, 2003, for inclusion in the proxy statement for that annual meeting. Stockholders who wish to present a proposal at the annual meeting of stockholders to be held in 2004, which has not been included in the Company's proxy materials, must submit such proposal in writing to the Company in care of the Company's Secretary. Any such proposal received by the Company's Secretary after February 18, 2004, shall be considered untimely under the provisions of the Company's bylaws governing nominations and the proposal of other business to be considered by the Company's stockholders at that annual meeting. In addition, the Company's bylaws contain further requirements relating to timing and content of the notice which stockholders must provide to the Company's Secretary for any nomination or other business to be properly presented at an annual meeting of stockholders. It is recommended that stockholders submitting proposals direct them to the Company's Secretary by certified mail, return receipt requested, to ensure timely delivery. No stockholder proposals were received with respect to the Meeting scheduled for May 14, 2003.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

INTRODUCTION

     The Company has a classified Board currently consisting of three Class 1 directors, two Class 2 directors and two Class 3 directors. The current terms of Class 1, Class 2 and Class 3 directors continue until the annual meeting of stockholders to be held in 2004, 2005 and 2003, respectively, and until their respective successors are elected and qualified. In April 2003, the Board increased the number of directors from seven to nine by increasing the numbers of each of the Class 2 directors and Class 3

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directors from two to three. At each annual stockholders meeting, directors are elected for a full term of three years to succeed those directors whose term expires at the annual meeting date, although, as in the case this year, to maintain classes of similar size, individuals may be elected for terms of two years (or one year). The election of each director requires the vote of holders of a plurality of the outstanding Common Stock present in person or by proxy and entitled to be voted at the Meeting. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

     At the meeting, the holders of Common Stock as of the Record Date will elect three Class 3 directors for three-year terms and one Class 2 director for a two-year term. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the Company's three nominees named below for Class 3 directors and one nominee named below for Class 2 directors. Two of the Class 3 directors, Steven Kelman and John M. Toups, are currently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who will be designated by the current Board to fill the vacancy. It is not, however, expected that either nominee will be unable or will decline to serve as a director.

     The names of the nominees for Class 3 directors and of the one nominee for Class 2 director, and certain information about them, are set forth below:

     NAME                             AGE    POSITION(S) WITH THE COMPANY
     Class 3 - Steven Kelman, Ph.D    54     Director
     Class 3 - Barry L. Reisig        57     None
     Class 3 - John M. Toups          77     Director
     Class 2 - Thomas L. Hewitt       64     None

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE THREE CLASS 3 NOMINEES AND ONE CLASS 2 NOMINEE.

     There is no family relationship between any director, nominee for election as a director or executive officer of the Company and any other director, nominee for election as a director or executive officer of the Company.

CLASS 3 NOMINEES FOR A THREE-YEAR TERM EXPIRING IN 2006

     Steven Kelman, Ph.D. has been a director since October 1997. Since September 1997, he has been the Weatherhead Professor of Public Management at Harvard University's John F. Kennedy School of Government. From November 1993 to September 1997, Dr. Kelman served as Administrator of the Office of Federal Procurement Policy at the Office of Management and Budget. From 1986 to 1993, he was Professor of Public Policy at Harvard University's John F. Kennedy School of Government.

     Barry L. Reisig has been since May 1, 2002 Vice President of System Planning Corporation, a developer of high technology systems, and President and Chief Executive Officer of its subsidiary, SPC International. From 1980 to 2002, Mr. Reisig was a partner of Arthur Andersen LLP, involved principally in tax matters.

     John M. Toups has been a director since October 1997. From January 1978 until his retirement in February 1987, Mr. Toups was President and Chief Executive Officer of PRC. Mr. Toups is also a director of NVR, Inc., CACI, Inc. and Halifax Corporation.

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CLASS 2 NOMINEE FOR A TWO-YEAR TERM EXPIRING IN 2005

     Thomas L. Hewitt has been Chief Executive Officer of Global Governments, Inc since January 2000. In 1984, Mr. Hewitt founded Federal Sources, Inc., a market research and consulting firm, where he served as CEO and Chairman of the Board. Mr. Hewitt is also a director of Halifax Corporation, e-Plus, SIGABA, Object Video and AAC. From March 1996 until May 1998 he served as a director of GTSI Corp.

CLASS 1 DIRECTORS CONTINUING IN OFFICE - TERM EXPIRING IN 2004

     Lawrence J. Schoenberg, age 70, has been a director since December 1991 and served as Chairman of the Board from February 1995 until his election as Chairman Emeritus in May 1998. He also previously served as a director of the Company from March 1990 to December 1990, and as Chairman of the Board from May 1990 to December 1990. Mr. Schoenberg served as Chief Executive Officer and Chairman of the Board of Directors of AGS Computers, Inc. from January 1967 until his retirement in December 1990, and as Chairman of its Executive Committee from January 1991 to December 1991. Mr. Schoenberg is also a director of Merisel, Inc., and Cellular Technical Services Company, Inc.

     Daniel R. Young, age 69, was appointed to the Board as a Class 1 director on January 20, 2001 by the Board. From 1977 until October 2000, Mr. D. R. Young had been a senior executive officer of Federal Data Corporation, a provider of information technology products and services to government agencies, including serving since 1995 as President and Chief Executive Officer and since 1998 as Vice Chairman of the Board of Directors of Federal Data Corporation. Mr. D. R. Young is also a director of Halifax Corporation.

     M. Dendy Young, age 55, has served as Chairman of the Board since May 1998 and has been Chief Executive Officer and a director since December 1995. From December 1995 to January 2002, he also served as President. From August 1994 until joining the Company, Mr. M. D. Young was principal and consultant of The Exeter Group, a management consulting firm he founded. From January 1985 until August 1994, he served as Chief Executive Officer and a director of Falcon Microsystems, Inc., a government microcomputer reseller founded by Mr. M. D. Young, and acquired by the Company in 1994.

CLASS 2 DIRECTORS CONTINUING IN OFFICE - TERM EXPIRING IN 2005

     Lee Johnson, age 75, has been a director of the Company since March 1996. Since March 1984, Mr. Johnson has been the President of Federal Airways Corporation, a provider of highly modified, special mission high altitude aircraft to civilian and defense agencies. From February 1986 to August 1994, Mr. Johnson served as Chairman of the Board of Directors of Falcon Microsystems, Inc. ("Falcon"), a government microcomputer reseller founded by Mr. M. Dendy Young, the Chairman of the Board and the Company's Chief Executive Officer, and acquired by the Company in 1994.

     James J. Leto, age 59, has been a director of the Company since February 1996. Since December 2002, Mr. Leto has been Chief Executive Officer of Robbins-Gioia. From June 1996 through February 2001, he was the Chairman and Chief Executive Officer of Treev, Inc. (formerly known as Network Imaging Corporation), a developer and marketer of software used to manage client/server, object-oriented, and enterprise-wide information. From January 1992 until February 1996, he was Chairman and Chief Executive Officer of PRC, Inc., a provider of scientific and technology-based systems, products and services to government and commercial clients around the world.

                                       4
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THE BOARD AND ITS COMMITTEES

     During 2002, the Board held a total of four regularly scheduled meetings and two special meetings, and each director of the Company attended all of the Board meetings held during the period that he was a director and all of the meetings held by all Board committees on which he served. The Board has standing audit, compensation and nominating committees, as discussed below.

     The Audit Committee is currently composed of Messrs. Schoenberg (who also serves as Chairperson), Kelman and Toups. The Audit Committee formally met once during 2002, and in addition, committee business was conducted through committee member discussions concerning audit and other Company financial matters during meetings of the entire Board as well as telephone conferences among the Audit Committee members, the Company's financial personnel and the Company's independent accountants. The Audit Committee selects the Company's independent accountants; reviews reports from accountants and from the Company's financial officers; reviews transactions relating to officers and directors; assesses the Company's quality of financial reporting and accounting principles as it relates to the Company's financial condition; monitors compliance with applicable laws and regulations that may significantly affect the Company, including federal procurement and employment laws; monitors compliance with the Company's code of ethical conduct; and generally performs functions related to the Company's financial condition and policies.

     The Compensation Committee is currently composed of Messrs. Leto (who also serves as Chairperson), Toups and D. R. Young. The Compensation Committee met three times in 2002, and in addition, Committee business was conducted through committee member discussions concerning compensation matters during meetings of the entire Board and through telephone conferences. See below "Executive Compensation and Other Information - Compensation Committee Interlocks and Insider Participation" and "Compensation Committee Report on Executive Compensation." The Compensation Committee's responsibilities include administering the Company's stock option plans (including determining the persons to whom options are granted and the terms of such options), the Company's Employee Stock Purchase Plan, and the Company's 401(k) Plan; advising the Board on employee compensation matters, including executive bonus plans; and performing such other duties regarding compensation matters as may be delegated to it by the Board from time to time.

     The Nominating and Governance Committee is currently composed of Messrs. Toups (who also serves as Chairperson), Johnson, Kelman, Leto, Schoenberg and D.
R. Young. The Nominating and Governance Committee formally met once during 2002, and in addition, Committee business was conducted through committee member discussions concerning nomination matters during meetings of the entire Board and through telephone conferences. The Nominating and Governance Committee's responsibilities are to seek, evaluate and recommend to the Board qualified individuals for election to the Board by the stockholders, or by the Board to fill vacancies thereon whenever vacancies occur; advise the Board on matters pertaining to the size and composition of the Board; and consider nominees for the Board whose names are timely submitted by stockholders in writing to the Chairperson of the Nominating and Governance Committee accompanied by such information regarding the nominee as would be required under the applicable SEC rules if the stockholder were soliciting proxies with regard to the election of such nominee.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company is compensated at a rate per quarter of $5,000 (without proration thereof in the event of a partial quarter of service). Also, each non-employee director receives automatic grants of stock options under the Company's 1996 Stock Option Plan, as amended ("1996 Plan"), of 10,000 shares upon election (20,000 shares in the case of the non-employee Chairman

                                       5
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of the Board) and upon the first and second anniversary of his or her election to the Board. Each such automatic option grant vests over a 12-month period, with the first vesting occurring at the end of the month in which the date of grant occurred. Such options are granted at exercise prices equal to the closing price of Common Stock on The Nasdaq Stock Market on the date of grant. During 2002, options to purchase an aggregate of 76,000 shares were granted to the Company's non-employee directors under the 1996 Plan at an exercise price of $8.00 per share for 16,000 shares, an exercise price of $8.48 per share for 20,000 shares and an exercise price of $8.53 per share for 40,000 shares. Non-employee directors of the Company are not eligible to participate in the Company's other stock option plans or the Employee Stock Purchase Plan. Except as discussed above, directors of the Company do not receive any other compensation for their service on the Board or any committee thereof, but are reimbursed for their reasonable out-of-pocket expenses incurred in association with the performance of their duties. See Proposals 2 and 3 below for a discussion of proposed amendments to the 1996 Plan.

     The Company and Federal Airways Corporation, a company of which Mr. Johnson is the owner and president, are parties to a consulting agreement, which began in 1997 and will continue until Mr. Johnson ceases to be a director of the Company or either party terminates the agreement. Under the agreement, if the Company calls upon Mr. Johnson to provide services in respect of Company matters, the Company pays Mr. Johnson a fee of $2,000 per day for his services and reimburses his related out-of-pocket expenses. During 2002, the Company paid Federal Airways Corporation $223,010, plus reimbursement of related out-of-pocket expenses of $7,044, for a total of $230,054 for services performed by Mr. Johnson during the year. A substantial portion of Mr. Johnson's consulting services on the Company's behalf during 2001 and 2002 related to negotiations with banks, vendors and leasing companies. To date, the Company has provided over $80 million of equipment financing to a significant Company customer that was not otherwise affiliated with the Company or Mr. Johnson. In January 2002, the principal owner of the Company's customer paid $1,000,000 to the Company in recognition of Mr. Johnson's services and the Company's related legal cost regarding the Company's extension of computer sales to the customer. In January 2002, the Company's customer was acquired by a Fortune 100 company to which the Company continues to provide equipment and services.

                                   PROPOSAL 2
                            APPROVAL OF AMENDMENT TO
                             1996 STOCK OPTION PLAN

     At the Meeting, the stockholders will be requested to consider and approve an amendment to the Company's 1996 Stock Option Plan (the "1996 Plan") increasing by 1,000,000 the number of shares of Common Stock authorized for issuance under options granted thereunder. The affirmative vote of a majority of the Common Stock present in person or by proxy and entitled to vote at the Meeting will be required to approve the amendment to the 1996 Plan. The Board unanimously recommends that the stockholders vote FOR approval of the amendment to the 1996 Plan.

     The Board believes that stock options are invaluable tools for the recruitment, retention and motivation of qualified employees, including officers and directors, and non-employee directors who can contribute materially to the Company's success. The Company has historically used stock options for these purposes. The 1996 Plan will expire in May 2006 (but such termination will not affect options already granted thereunder). The 1996 Plan had 396,916 shares available for future issuance pursuant to new options grants as of April 1, 2003. The Board believes that it is important to have additional shares available to provide adequate flexibility to meet future needs.

     In 1996, the Board adopted and the stockholders approved the 1996 Plan under which 600,000 shares of Common Stock were initially reserved for issuance pursuant to the exercise of stock options granted thereunder. In March 1998, the Board amended the 1996 Plan to increase by 1,000,000 shares the

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Common Stock authorized for issuance thereunder, subject to stockholder approval of such amendment and an amendment to the Company's certificate of incorporation increasing the authorized Common Stock. At the 1998 Annual Meeting, the stockholders approved (a) the amendment to the 1996 Plan increasing by 1,000,000 the Common Stock authorized for issuance under options granted thereunder, and
(b) the above-mentioned amendment to the Company's certificate of incorporation. In 2001, the Board adopted and the stockholders approved an amendment to the 1996 Plan increasing by 900,000 shares the Common Stock issued thereunder. As a result, a total of 2,500,000 shares are issuable under the 1996 Plan.

     As of April 1, 2003, options to purchase 1,555,017 shares of Common Stock were outstanding under the 1996 Plan and 396,916 shares of Common Stock remained available for issuance under the 1996 Plan pursuant to future option grants. In April 2003, the Board amended, subject to stockholder approval, the 1996 Plan to increase by 1,000,000 the number of shares of Common Stock authorized for issuance thereunder pursuant to future option grants. If stockholders approve such amendment to the 1996 Plan, a total of 3,500,000 shares will be authorized for issuance under the 1996 Plan (representing approximately 40% of the current outstanding Common Stock). Under the 1996 Plan, as discussed below, non-discretionary options are granted to non-employee directors. The Company has not, however, made any specific determinations regarding the employees, including employees who are also directors and officers, eligible to receive awards under the 1996 Plan, the size of awards or the term of awards.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the allowable deduction for compensation paid to an officer of a publicly held corporation who is the Chief Executive Officer or one of the four most highly compensated officers (other than the Chief Executive Officer) to $1 million for each taxable year beginning on or after January 1, 1994.

     Certain types of compensation are exempted from the deduction limit imposed by Section 162(m), including payments contingent on the attainment of one or more performance goals if the performance goals are established by a compensation committee of the board of directors that is composed solely of two or more outside directors and the material terms of the compensation and performance goals are disclosed to and approved by the stockholders of the corporation before payment. In the case of a stock option plan, a payment will satisfy the requirement that compensation be paid on the basis of a pre-established performance goal if the stock option grant is made by the compensation committee, the plan includes a per-employee limitation on the number of shares for which options may be granted during a specified period, the exercise price of the option is no less than the fair market value of the stock on the date of grant, and the plan is approved by the stockholders of the corporation.

     The 1996 Plan was designed to allow options granted thereunder to qualify for the exemption from the $1 million limit on tax-deductible payments under
Section 162(m). Accordingly, upon approval of the 1996 Plan, including the proposed amendment, by the stockholders, the Company's entitlement to tax deductions in connection with stock option payments to the Chief Executive Officer and the four most highly compensated officers of the Company under the 1996 Plan is not expected to be limited by Section 162(m).

     Except for the number of shares of Common Stock issuable thereunder, the 1996 Plan and the 1996 Plan as amended by the proposed amendment, are in all respects identical. A summary of the principal provisions of the 1996 Plan, subject to stockholder approval, is set forth below and is qualified in its entirety by reference to the 1996 Plan, as amended. At the Meeting, stockholders will also be requested to consider and approve another amendment to the 1996 Plan, as discussed below under Proposal 3.

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PURPOSES

     The purposes of the 1996 Plan are to promote the interests of the Company and its stockholders by: (a) helping to attract and retain the services of non-employee directors and selected key employees of the Company who are in a position to make a material contribution to the successful operation of the Company's business; (b) motivating such persons, by means of performance-related incentives, to achieve the Company's business goals; and (c) enabling such persons to participate in the long-term growth and financial success of the Company by providing them with an opportunity to purchase stock of the Company.

ADMINISTRATION

     The 1996 Plan is currently administered by the Compensation Committee of the Board (the "Committee"). The interpretation and construction of any provision of the 1996 Plan is within the sole discretion of the Committee, whose determination is final and binding. The Committee, however, does not have the authority to adjust or amend the exercise price of any options previously awarded to any optionee, whether through amendment, cancellation, replacement grant or other means.

ELIGIBILITY

     The 1996 Plan provides that non-statutory stock options may be granted to employees (including officers, and directors who are also employees) and non-employee directors of the Company; incentive stock options may be granted only to employees (including officers, and directors who are also employees) of the Company. The Committee selects the optionees (other than non-employee directors) and determines the type of option (i.e., incentive or non-statutory) and the number of shares to be subject to each option. In making such determination, the Committee takes into account the duties and responsibilities of the employee, the value of the employee's services, his or her present and potential contribution to the Company's success, and other relevant factors. Each non-employee director of the Company is granted automatically a non-statutory stock option to purchase up to 10,000 shares, and a non-employee director elected to serve as Chairman of the Board is granted automatically a non-statutory stock option to purchase up to an additional 10,000 shares, of Common Stock: (a) as of the date such person is elected or reelected as a non-employee director and/or as Chairman, respectively, and (b) as of the first and second anniversary of election or reelection provided that such person is serving as of such first or second anniversary as a non-employee director. If the election of a non-employee director or Chairman occurs prior to an annual stockholders' meeting, the non-employee director shall receive a pro rata option grant (or, in the case of Chairman, an additional pro rata option grant) in connection with his or her election. As of April 1, 2003, approximately 112 persons were eligible to receive options and options to purchase up to 1,555,017 shares of Common Stock were held by optionees under the 1996 Plan.

TERMS OF OPTIONS

     Options granted under the 1996 Plan are either non-statutory stock options or, except in the case of non-employee directors, incentive stock options (as defined in Section 422 of the Code). Each option will be evidenced by a written stock option agreement between the Company and the person to whom such option is granted and is subject to the following additional terms and conditions:

(a)   EXERCISE OF OPTIONS:

(i) EMPLOYEES (INCLUDING OFFICERS AND DIRECTORS WHO ARE ALSO EMPLOYEES): The optionee must earn the right to exercise the option by continuing to serve as an employee of the Company and by meeting

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such other conditions as may be determined by the Committee, including any performance criteria with respect to the Company and/or the optionee as may be determined by the Committee. Any option granted to an employee shall be exercisable at such times and under such conditions as may be determined by the Committee; it is anticipated (based upon the Company's experience with the 1996
Plan) that options typically will be exercisable ratably in cumulative annual installments over a four-year period.

(ii) NON-EMPLOYEE DIRECTORS: Each non-employee director of the Company is granted automatically a non-statutory stock option to purchase up to 10,000 shares, and a non-employee director elected to serve as Chairman of the Board is granted automatically a non-statutory stock option to purchase up to an additional 10,000 shares, of Common Stock: (1) as of the date such person is elected or reelected to serve as a non-employee director and/or as Chairman, respectively, and (2) as of the first and second anniversary of such person's election or reelection provided that such person is serving as of such first or second anniversary as a non-employee director. Any such options shall vest and become exercisable, cumulatively, in 12 equal monthly installments commencing on the last business day of the month of grant; provided that if an optionee ceases to serve as a non-employee director during any month, the option shall cease to vest and become exercisable with respect to any subsequent month(s). If the initial election of a non-employee director or Chairman occurs prior to an annual stockholders' meeting, the non-employee director shall receive a pro rata option grant (or, in the case of Chairman, an additional pro rata option grant) in connection with his or her election, and the related options shall vest and become exercisable, cumulatively, in equal monthly installments. The Committee does not have the power to determine eligibility for grants of non-statutory stock options or the number of shares for which non-statutory stock options may be granted or the timing or exercise price of non-statutory stock options granted to any non-employee director.

      If an optionee ceases to serve as a non-employee director for any reason, he or she may, but only within six months following the date he or she ceases to serve on the Board, exercise his or her option to the extent that he or she was entitled to exercise it at the date of such cessation. To the extent that he or she does not exercise such option (which he or she was entitled to exercise) within the time specified in the Plan, the option shall terminate. If Proposal 3, as discussed below, is approved by stockholders, and thereafter an optionee ceases to serve as a non-employee director for any reason, he or she may exercise his or her options, to the extent that he or she was entitled to do so at the date of such cessation, at any time before the earlier of (a) the fifth anniversary of such cessation date and (b) the date on which the respective options would have expired if the optionee had not ceased to serve as a non-employee director.

(iii) An option is exercised by giving written notice of exercise to the Company that specifies the number of shares of Common Stock as to which the option is being exercised, and tendering payment to the Company of the purchase price. The form of payment for shares to be issued upon the exercise of an option may, in the Committee's discretion, consist entirely or in any combination of cash, check, a commitment to pay by a broker or shares held by the optionee or issuable upon exercise of the option, or such other consideration and method of payment permitted under any laws to which the Company is subject; provided, however, that non-employee directors may only use cash, check or broker's commitment to pay, or some combination thereof, as payment for the exercise of an option.

(b) EXERCISE PRICE: The exercise price per share for the shares to be issued pursuant to the exercise of an option shall be such price as is determined by the Committee; provided, however, that: (i) with respect to both non-statutory stock options and incentive stock options such price shall in no event be less than 100% of the fair market value per share on the date of grant, except that the Committee may specifically provide that the exercise price of an option may be higher or lower in the case of an option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired; and (ii) the Committee does not have the authority to adjust or amend the exercise price of any options previously awarded to any optionee, whether through amendment, cancellation, replacement grant or other means. In the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price per share shall be no less than 110% of the fair market value per share on the date of grant. The Common Stock fair market value per share on the date of an option grant will be equal to the closing price of the Common Stock on the date of the option grant. On April 1, 2003, the closing price of the Common Stock on The Nasdaq National Market was $7.150 per share.

(c) LIMITS ON STOCK OPTION GRANTS: The maximum number of shares which may be subject to options awarded under the 1996 Plan during any calendar year to any one optionee shall not exceed 100,000 shares. To the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the options in excess of such limit shall be treated as non-statutory stock options.

(d) TERMINATION OF EMPLOYMENT: If the optionee's employment with the Company is terminated for any reason other than death or total and permanent disability, the option may be exercised within one month or within three months in the case of an incentive stock option (or in certain cases six months), or within six months in the case of a non-statutory stock option, in each case as is determined by the Committee, after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the time of termination.

(e) DEATH OR DISABILITY: If an optionee should die or become permanently and totally disabled while employed by the Company, the options granted to him or her may be exercised at any time within six months (or such period of time not exceeding one year as is determined by the Committee) after such death or disability, but only to the extent the optionee was entitled to exercise the options at the date of his or her termination of employment due to such death or disability.

(f) TERM AND EXPIRATION OF OPTIONS: Options may not have a term greater than 10 years from the grant date. No option may be exercised after its expiration.

(g) NONTRANSFERABILITY OF OPTIONS: Options granted under the Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or, if permitted of options granted under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, transfers between spouses incident to a divorce.

(h) OTHER PROVISIONS: The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Committee.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     Subject to any required action by the Company's stockholders, if a change, such as a stock split or stock dividend, is made in the Company's capitalization which affects the stock for which options are exercisable under the 1996 Plan, appropriate adjustment will be made in the exercise price of and the number of shares covered by outstanding options, and in the number of shares available for issuance under the 1996 Plan. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, as a result of which the Company is not the surviving and controlling corporation, the Board will make provision for the assumption of all outstanding options by the successor corporation or the Board will declare that any option will terminate as of a date fixed by the Board which is at least 30 days after notice thereof is given to optionees and permit each optionee to exercise his or her option as to all or a portion of the shares covered by such option, including shares as to which the option would not otherwise be exercisable.

TAX INFORMATION

     The federal income tax consequences of options are complex and subject to change. The following discussion is only a brief summary of the general federal income tax rules currently applicable to options and does not cover all specific transactions that may arise. A taxpayer's particular situation may be such that the general federal income tax rules described herein may not apply. This summary does not cover the state, local or foreign tax consequences of the grant or exercise of options under the 1996 Plan or the disposition of Common Stock acquired upon exercise of such options or federal estate tax or state estate, inheritance or death taxes.

INCENTIVE STOCK OPTIONS

     If an option granted under the 1996 Plan is treated as an incentive stock option, the optionee will not recognize any income for regular income tax purposes upon either the grant or the exercise of the option and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability in the year of exercise.

     If an optionee exercises an incentive stock option and does not dispose of the shares received within two years of the date of the grant of such option or within one year after transfer of the shares to him, whichever ends later, any gain realized upon disposition will be characterized as long-term capital gain, and any loss will be treated as long-term capital loss. In either such case, the Company will not be entitled to a federal income tax deduction.

     If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the purchase price or (b) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income in the taxable year in which the disposition occurs. Any such ordinary income will increase the optionee's tax basis for purposes of determining gain or loss on the sale or exchange of such shares. The excess, if any, of the amount realized over the fair market value of the shares at the time of the exercise of the option will be treated as short-term or long-term capital gain, as the case may be, and any loss realized upon the disposition will be treated as a capital loss. An optionee will be generally considered to have disposed of shares if he sells, exchanges, makes a gift of or transfers legal title to such shares (except by pledge in certain non-taxable exchanges, a transfer in insolvency proceedings or upon death). If the amount realized from a sale or exchange of the shares is less than the purchase price, the optionee generally will not recognize income.

     The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price is an adjustment in determining an optionee's alternative minimum taxable income for such year. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he exercises an incentive stock option. An optionee who makes a disqualifying disposition of stock acquired upon exercise of an incentive stock option must still treat such excess as an adjustment in determining alternative minimum taxable income. In the case of a disqualifying disposition which occurs after the year of exercise, an individual would be required to recognize alternative minimum taxable income in the year of exercise and ordinary income in the year of such disqualifying disposition in an amount determined under the rules described above. In addition, an optionee's alternative minimum tax liability is affected by the availability of special credit, a basis adjustment and other complex rules.

     In general, there will be no federal income tax consequences to the Company upon the grant, exercise or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received upon the exercise of an incentive stock option prior to satisfying the two-year and one-year holding periods described above, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares.

NON-STATUTORY STOCK OPTIONS

     Non-statutory stock options granted under the 1996 Plan do not qualify as "incentive stock options" and, accordingly, do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he is granted a non-statutory option. However, upon its exercise, the optionee will recognize ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the option price. In the case of an optionee who is subject to Section 16 of the Securities Exchange Act, the optionee will recognize ordinary income on the later of the date that the option is exercised and the date that is six months after the option was granted. The income realized by an optionee who is a current or former employee will be subject to income tax withholding by the Company.

     Upon a sale of any shares acquired pursuant to the exercise of a non-statutory stock option, the difference between the sale price and the optionee's tax basis in the shares will be treated as short-term or long-term capital gain or loss, as the case may be. The optionee's tax basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of a non-statutory stock option typically will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.

     In general, there will be no federal tax consequences to the Company upon the grant or termination of a non-statutory stock option or a sale or disposition of the shares acquired upon the exercise of a non-statutory stock option. However, upon the exercise of a non-statutory stock option, the Company will be entitled to a deduction to the extent and in the year that ordinary income from the exercise of the option is recognized by the optionee, provided the Company has satisfied its withholding obligations under the Code.

AMENDMENT AND TERMINATION OF THE PLAN

     The Committee may amend or terminate the 1996 Plan from time to time in such respects as the Committee may deem advisable and shall make any amendments which may be required so that options intended to be incentive stock options shall continue to be incentive stock options for the purpose of Section 422 of the Code; provided, however, that without approval of the holders of a majority of the Common Stock, no such revision or amendment shall be made that affects the ability of options thereafter granted to satisfy Rule 16b-3. Except as otherwise provided in the 1996 Plan, any amendment or termination of the Plan shall not affect options already granted and the 1996 Plan shall not adversely affect the terms of any option granted prior to the date the Plan was approved by stockholders, unless mutually agreed by the Company and an optionee. The 1996 Plan will continue in effect for a term of ten years unless sooner terminated by the Committee.

NEW PLAN BENEFITS

     As discussed above, under the 1996 Plan, each non-employee director is granted automatically a non-statutory option to purchase up to 10,000 shares, and a non-employee director elected to serve as Chairman of the Board is granted automatically a non-statutory option to purchase up to an additional 10,000 shares, of Common Stock (a) as of the date such person is elected or reelected to serve as a non-employee director or as Chairman, respectively, and (b) as of the first anniversary and second anniversary of such person's election or reelection provided that such person is serving as of such first or second anniversary as a non-employee director. The Company has no specific determinations regarding the employees, including employees who are also directors or officers of the Company, eligible to receive future awards under the 1996 Plan, the size of the awards or the term of the awards. The following table sets forth information regarding awards made under the 1996 Plan to the persons and groups named below under the 1996 Plan during the fiscal year ended December 31, 2002.

------------------------------------------------------------------------------------- ----------
NAMES AND POSITIONS                                                                    NUMBER OF
                                                                                       UNITS (1)
------------------------------------------------------------------------------------- ----------
M. Dendy Young, Chairman of the Board and Chief Executive Officer (2)(3)                      0
------------------------------------------------------------------------------------- ----------
John T. Spotila, President and Chief Operating Officer (3)                               25,000
------------------------------------------------------------------------------------- ----------
Terri S. Allen, Senior Vice President, Sales (3)                                              0
------------------------------------------------------------------------------------- ----------
William E. Johnson, Jr. (3)(4)                                                                0
------------------------------------------------------------------------------------- ----------
Robert D. Russell (3)(5)                                                                      0
------------------------------------------------------------------------------------- ----------
All current executive officers as a group (5 persons) (3)                                25,000
------------------------------------------------------------------------------------- ----------
All current non-employee directors as a group (6 persons) (3)                            76,000
------------------------------------------------------------------------------------- ----------
All employees, including current officers who are not executive officers, as a group    164,000
(22 persons) (3)
------------------------------------------------------------------------------------- ----------

(1) Number of shares of Common Stock issuable under options granted under the 1996 Plan during 2002 and held by the named person or group.
(2) As a director who is also an employee of the Company, Mr. M. Dendy Young is not eligible to receive the automatic grants of options to non-employee directors under the 1996 Plan.
(3) As of April 1, 2003, the following persons and groups held options to purchase the following number of shares of Common Stock under the 1996 Plan (both discretionary and automatic grants): (a) M. Dendy Young, 100,000; (b) John
T. Spotila, 25,000; (c) Terri S. Allen, 80,000; (d) William E. Johnson, Jr., 0;
(e) Robert D. Russell, 0; (f) all current executive officers as a group (5 persons), 135,000; (g) all current non-employee directors as a group (6 persons), 596,000; and (h) all employees, including current officers who are not executive officers, as a group (102 persons), 1,555,017.
(4)  Retired as an officer and employee of the Company on October 31, 2002.
(5) Retired as an officer and full-time employee of the Company on June 14, 2002.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1996 PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE. EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information about Common Stock that may be issued upon exercise of options, warrants and rights under the Company's equity compensation plans as of December 31, 2002, including the 1996 Plan (without giving effect to the proposed amendment to increase the shares issuable thereunder).


------------------------- -------------------  -------------------  ----------------------------
                                                                          NUMBER OF SHARES
PLAN CATEGORY             NUMBER OF SHARES TO                         REMAINING AVAILABLE FOR
                             BE ISSUED UPON     WEIGHTED AVERAGE       FUTURE ISSUANCE UNDER
                              EXERCISE OF       EXERCISE PRICE OF    EQUITY COMPENSATION PLANS
                          OUTSTANDING OPTIONS  OUTSTANDING OPTIONS  (EXCLUDING SHARES REFLECTED
                                  (a)                  (b)               IN COLUMN (a)) (c)
------------------------- -------------------  -------------------  ----------------------------
Equity compensation            1,568,359              $6.22                   642,875
plans approved by
stockholders
------------------------- -------------------  -------------------  ----------------------------
Equity compensation            1,327,000              $5.15                   N/A
plans not approved by
stockholders (1)
------------------------- -------------------  -------------------  ----------------------------
Total                          2,895,359              $5.68                   642,875
------------------------- -------------------  -------------------  ----------------------------

(1) Represents (a) an aggregate of 527,000 shares issuable under options granted from time to time to persons (other than Mr. M. D. Young) not previously employed by the Company, as an inducement essential to such persons entering into employment agreements with the Company, (b) 100,000 shares issuable under an option granted to Mr. M. D. Young in connection with the Company's acquisition of Falcon from Mr. M. D. Young in 1994, and (c) 700,000 shares issuable under options granted to Mr. M. D. Young in 1995 in connection with a December 15, 1995 Employment Agreement between Mr. M. D. Young and the Company.

                                   PROPOSAL 3
               ADDITIONAL AMENDMENT TO THE 1996 STOCK OPTION PLAN

     At the Meeting, the stockholders will be requested to consider and approve an amendment to the Company's 1996 Stock Option Plan (the "1996 Plan") to extend the exercise period of non-statutory stock options automatically granted under the 1996 Plan to non-employee directors if they cease to serve as non-employee directors. The affirmative vote of the holders of a majority of the Company Stock present in person or by proxy and entitled to vote at the Meeting will be required to approve this amendment to the 1996 Plan. THE BOARD HAS UNANIMOUSLY ADOPTED THE AMENDMENT TO THE 1996 PLAN, SUBJECT TO STOCKHOLDERS' APPROVAL, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 PLAN. FOR A SUMMARY OF THE 1996 PLAN SEE THE DISCUSSION ABOVE UNDER PROPOSAL 2.

     Currently, the 1996 Plan provides that if a non-employee director ceases to serve as a non-employee director he or she may exercise options automatically granted under the 1996 Plan to the extent entitled to do so on the cessation date, but only within six months after such cessation date. To the extent that he or she does not exercise such options (which he or she was entitled to exercise) within the time specified in the Plan, the respective options shall terminate. Under the proposed amendment, the post cessation exercise period of non-statutory options granted to a non-employee director would be, to the extent exercisable on the cessation date, the earlier of (a) the fifth anniversary of the cessation date and (b) the date on which the respective options held by the optionee would have expired if the optionee had not ceased to serve as a non-employee director.

     The Board believes the amendment is in the best interests of the Company and its stockholders because it would provide more effective incentive for the non-employee directors to promote the interests of the Company and its stockholders. Currently, non-employee directors receive no compensation from the Company for serving as directors or on any Board committee except for payments at a rate per quarter of $5,000, and the above-discussed automatic grants of options to purchase Common Stock. Currently, if a non-employee director ceases to serve as such, including as a result of his or her retirement, death or disability, he or she (or his or her estate) would only have six months to exercise the options automatically granted to the former non-employee director under the 1996 Plan, even in cases where such options would have otherwise remained exercisable for several years, perhaps up to nine years, if the optionee had continued to serve as a non-employee director. The Board believes that it is advisable and in the best interests of the Company and its stockholders to provide for a post cessation exercise period expiring on the earlier of (a) the fifth anniversary of the cessation date and (b) the date on which the respective Options would have expired if the optionee had not ceased to serve as a non-employee director.

     Under the 1996 Plan, each non-employee director of the Company is granted automatically a non-statutory stock option to purchase up to 10,000 shares, and a non-employee director elected to serve as Chairman of the Board is granted automatically a non-statutory stock option to purchase up to an additional 10,000 shares, of Common Stock: (a) as of the date such person is elected or reelected to serve as a non-employee director and/or as Chairman, respectively, and (b) as of the first and second anniversary of such person's election or reelection provided that such person is serving as of such first or second anniversary as a non-employee director. Any such options shall vest and become exercisable, cumulatively, in 12 equal monthly installments commencing on the last business day of the month of grant; provided that if an optionee ceases to serve as a non-employee director during any month, the option shall cease to vest and become exercisable with respect to any subsequent month(s). If the initial election of a non-employee director or Chairman occurs prior to an annual stockholders' meeting, the non-employee director shall receive a pro rata option grant (or, in the case of Chairman, an additional pro rata option grant) in connection with his or her election, and the related options shall vest and become exercisable, cumulatively, in equal monthly installments. The Committee does not have the power to determine eligibility for such automatic grants of non-statutory stock options to non-employee directors or the number of shares for which such stock options may be granted or the timing or exercise price of non-statutory stock options granted to any non-employee director. No option may have a term greater than 10 years from the grant date.

     If the amendment is approved by stockholders, the above-discussed extended exercise period would apply to all currently outstanding options automatically granted to non-employee directors under the 1996 Plan and to all subsequent automatic grants of such options, including in respect of the election of the three Class 3 nominees and one Class 2 nominee at the Meeting and the four other non-employee directors who will each receive options to purchase 10,000 shares of Common Stock in May 2003 on their respective anniversaries of their election as non-employee directors.

     Currently Section 6, "Non-Employee Directors," of the 1996 Plan includes the following provisions:

     If an Optionee ceases to serve as a Non-Employee Director for any reason, he or she may, but only within six months following the date he or she ceases to serve on the Board of Directors, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination.

     To the extent that he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     If stockholders approve the amendment, the provisions of Section 6 the 1996 Plan set forth above would be replaced in their entirety with the following provisions:

     If an Optionee ceases to serve as a Non-Employee Director for any reason, he or she may thereafter exercise his or her Option, to the extent he or she was entitled to do so at the date of such cessation, at any time before the earlier of (a) the fifth anniversary of the cessation date and (b) the date on which the respective Option would have expired if the Optionee had not ceased to serve as a Non-Employee Director. The post cessation exercise period of an Option granted to a Non-Employee Director, as set forth in the immediately preceding sentence, shall apply to Options previously granted automatically to Non-Employee Directors hereunder and to Options granted automatically to Non-Employee Directors hereunder in the future.

     To the extent that an Optionee who is a former Non-Employee Director does not exercise his or her Options (which he or she was entitled to exercise) within the applicable time period specified herein, the Option shall terminate.

     As of April 1, 2003, the six non-employee directors as a group held options automatically granted under the 1996 Plan to purchase a total of 420,000 shares of Common Stock. If stockholders do not approve the amendment, all of such options would remain subject to the above-discussed post termination six-month exercise period. The following table sets forth information with respect to each non-employee director of the Company concerning, as of April 1, 2003, the options held that had been automatically granted to such non-employee director under the 1996 Plan.

-----------------------------  ----------  ---------------  ------------- --------------
                               NUMBER OF
                                 SHARES                       WEIGHTED       WEIGHTED
                               UNDERLYING                     AVERAGE        AVERAGE
                                OPTIONS    EXERCISE PRICE     EXERCISE    REMAINING LIFE
             NAME               GRANTED      PER SHARE         PRICE       IN YEARS (1)
-----------------------------  ----------  ---------------  ------------- --------------
Lee Johnson                     100,000    $2.813 - 8.480    $5.031       4.769
-----------------------------  ----------  ---------------  ------------- --------------
Steve Kelman                     80,000    $2.813 - 8.531    $5.077       5.181
-----------------------------  ----------  ---------------  ------------- --------------
James J. Leto                   100,000    $2.813 - 8.480    $5.031       4.769
-----------------------------  ----------  ---------------  ------------- --------------
Lawrence J. Schoenberg          130,000    $2.813 - 8.531    $5.042       4.500
-----------------------------  ----------  ---------------  ------------- --------------
John M. Toups                    80,000    $2.813 - 8.530    $5.077       5.182
-----------------------------  ----------  ---------------  ------------- --------------
Daniel R. Young                  30,000    $4.000 - 8.531    $6.610       5.414
-----------------------------  ----------  ---------------  ------------- --------------
All current non-employee        100,520    $3.010 - 8.513    $5.311       4.969
directors as a group (6
persons)
-----------------------------  ----------  ---------------  ------------- --------------

(1) Assumes the optionee continues to serve as a non-employee director until the expiration of the term of the respective options. Currently, if a non-employee director ceases to serve as a non-employee director, he or she may exercise options automatically granted under the 1996 Plan to the extent entitled to do so on the cessation date, but only within six months after such cessation date. If Proposal 3 is approved by stockholders, the post cessation exercise period of non-statutory options granted to a non-employee director would be, to the extent exercisable on the cessation date, the earlier of (a) the fifth anniversary of the cessation date and (b) the respective dates on which such options would have expired if the optionee had not ceased to serve as a non-employee director.

                            COMMON STOCK OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 1, 2003 (except as noted otherwise) by:
(a) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (b) each of the Company's directors who owns Common Stock; (c) each of the two nominees for election as directors at the Meeting who currently are not directors; (d) each of the executive officers named in the Summary

Compensation Table set forth below under "Executive Compensation and Other Information;" and (e) all current directors and executive officers of the Company as a group.

--------------------------------------------------------- -------------------- ---------
                                                          SHARES               PERCENT
NAME OF BENEFICIAL OWNER 1                                BENEFICIALLY OWNED   OF CLASS
--------------------------------------------------------- -------------------- ---------
Linwood A. ("Chip") Lacy, Jr.
c/o Solomon, Ward, Seidenwurm & Smith
401 B Street Suite 1200
San Diego, CA 92101                                                1,919,400     22.3%
--------------------------------------------------------- -------------------- ---------
M. Dendy Young 2
3901 Stonecroft Boulevard
Chantilly, VA 20151-1010                                           1,081,630     11.4%
--------------------------------------------------------- -------------------- ---------
FMR Corp
82 Devonshire Street
Boston, MA 02109                                                     709,100      8.3%
--------------------------------------------------------- -------------------- ---------
Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401                                               611,500      7.1%
--------------------------------------------------------- -------------------- ---------
Lawrence J. Schoenberg 3                                             343,002      3.9%
--------------------------------------------------------- -------------------- ---------
Lee Johnson 4                                                        168,333      1.9%
--------------------------------------------------------- -------------------- ---------
John T. Spotila5                                                     127,062      1.5%
--------------------------------------------------------- -------------------- ---------
James J. Leto 6                                                      106,000      1.2%
--------------------------------------------------------- -------------------- ---------
John Toups7                                                           90,000      1.0%
--------------------------------------------------------- -------------------- ---------
Steven Kelman, Ph.D.8                                                 82,000        *
--------------------------------------------------------- -------------------- ---------
Daniel R. Young9                                                      45,000        *
--------------------------------------------------------- -------------------- ---------
Terri S. Allen10                                                      31,388        *
--------------------------------------------------------- -------------------- ---------
William E. Johnson, Jr. 11                                             6,216        *
--------------------------------------------------------- -------------------- ---------
Robert D. Russell 12                                                       0        0%
--------------------------------------------------------- -------------------- ---------
Thomas L. Hewitt 13                                                   15,000        *
--------------------------------------------------------- -------------------- ---------
Barry L. Reisig                                                            0        0%
--------------------------------------------------------- -------------------- ---------
All Directors and Executive Officers as a group (13
persons)14                                                         2,090,631     20.4%
--------------------------------------------------------- -------------------- ---------

*    Less than one percent.
1 Such persons have sole voting and investment power with respect to all Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.
2 Includes 900,000 shares for which options are exercisable and 830 shares held in the name of Mr. Young's minor children.
3 Includes 136,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2003.
4 Includes 163,333 shares for which options are exercisable or become exercisable within 60 days after March 1, 2003.
5 Includes 121,250 shares for which options are exercisable or become exercisable within 60 days after March 1, 2003.
6 Includes of 106,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2003.
7 Includes of 90,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2003.
8 Includes of 80,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2003.

9 Includes of 30,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2003.
10 Includes 28,750 shares for which options are exercisable or become exercisable within 60 days after March 1, 2003.
11   Mr. Johnson retired on October 31, 2002.
12 Mr. Russell retired as an officer and full-time employee of the Company on June 14, 2002. Pursuant to an agreement with the Company, Mr. Russell will exercise his remaining options to purchase 71,167 shares of the Common Stock from the Company for an aggregate exercise price of $230,043 and immediately thereafter sell such shares to the Company for an aggregate purchase price of $498,169 (or $7.00 per share).
13 Includes 10,000 shares registered in the name of Hewitt Flint Trust and 5,000 shares registered in the name of Marlene Hewitt, Mr. Hewitt's spouse.
14 Includes 1,655,333 shares for which options are exercisable or become exercisable within 60 days after March 1, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC reports concerning their beneficial ownership of the Company's equity securities. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all such SEC reports they file. Pursuant to Item 405 of SEC Regulation S-K, the Company is required in this Proxy Statement to provide disclosure of "insiders" who do not timely file such reports. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2002, Mr. Lee Johnson and Mr. Dan Young failed to file timely a Form 4 regarding a single common stock option grant. Thereafter the requisite filing was made.

                               EXECUTIVE OFFICERS

     The executive officers of the Company, and certain information about each of them, are as follows:

NAME               AGE                          TITLE
--------------------------------------------------------------------------------
M. Dendy Young     55    Chairman of the Board and Chief Executive Officer
John T. Spotila    55    President, Chief Operating Officer and Secretary
Thomas A. Mutryn   49    Senior Vice President and Chief Financial Officer
Terri S. Allen     48    Senior Vice President, Sales
John Littley III   56    Senior Vice President, Program and Information Services

     Officers are appointed by and serve at the discretion of the Board or, with respect to officers at the Vice President level, the Chief Executive Officer.

     For information concerning Mr. M. D. Young, see "Election of Directors."

     Mr. Spotila joined the Company in December 2000 as Chief Operating Officer, Executive Vice President, General Counsel and Secretary. He was elected President in January 2002, and resigned as General Counsel on January 6, 2003. From July 1999 to December 2000, he was Administrator of the Office of Information and Regulatory Affairs of the Office of Management and Budget in the Executive Office of the President of the United States of America. From December 1998 to June 1999, he was Counselor for the Office of Management and Budget. From September 1993 to December 1998, Mr.

Spotila was General Counsel and Regulatory Policy Officer for the U.S. Small Business Administration. From 1975 to 1993 he was engaged in the private practice of law in Cherry Hill, New Jersey.

     Mr. Mutryn joined the Company in January 2003 as Chief Financial Officer and Senior Vice President of Finance. From November 1998 until April 2002, Mr. Mutryn served as Senior Vice President - Finance and Chief Financial Officer at US Airways, Inc. From 1989 to November 1998, Mr. Mutryn held a number of executive positions at United Airlines, Inc., including Vice President and Treasurer and Vice President of Revenue Management.

     Ms. Allen joined the Company in July 2001 as Senior Vice President, Sales. From July 2000 until March 2001, she served as Vice President, Sales for Fiderus, a provider of information business security and privacy consulting and services. From May 1998 to February 2000, Ms. Allen served as Vice President, respectively for Eltrax Systems and Bell & Howell Co. From May 1978 to April 1998, she was employed by Xerox Corporation in various business management positions, including serving as Vice President and General Manager, Xerox of the Carolinas.

     Mr. Littley joined the Company in July 2002 as Vice President of Program Services. He was promoted in January 2003 to Senior Vice President, Program and Information Services. From September 1993 to January 2002, Mr. Littley served as Senior Vice President of BTG, Inc. From February 1991 to August 1993, he was Vice President of SEA, Inc.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information for the three years ended December 31, 2002 concerning compensation paid or accrued by the Company to or on behalf of: (a) the Company's Chief Executive Officer ("CEO"); and (b) the four most highly compensated executive officers other than the CEO, whose compensation during 2002 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                ----------------------------  -----------------------
                                           ANNUAL                   LONG-TERM
                                        COMPENSATION            COMPENSATION AWARDS
------------------------- ----  ----------------------------  -----------------------  ----------
                                                    OTHER                                  ALL
                                                    ANNUAL    RESTRICTED   SECURITIES     OTHER
NAME AND                                             COM-       STOCK      UNDERLYING    COMPEN-
PRINCIPAL POSITION        YEAR  SALARY    BONUS    PENSATION   AWARD(S)     OPTIONS      SATION
                                ($)1      ($)2       ($)3        ($)           (#)         ($)
------------------------- ----  -------   -------  ---------  ----------   ----------  ----------
M. Dendy Young            2002  300,000   538,140          0         0            0           0
Chairman and CEO          2001  294,236    88,155          0         0            0           0
                          2000  300,002    92,550          0         0            0           0
------------------------- ----  -------   -------  ---------  ----------   ----------  ----------
John T. Spotila           2002  235,300   336,807          0         0       25,000           0
President, COO,           2001  231,680    87,753          0         0      180,000           0
General Counsel and
Secretary
------------------------- ----  -------   -------  ---------  ----------   ----------  ----------
Terri S. Allen            2002  217,499   141,667          0         0       15,000      94,396 5
Senior Vice President,    2001  147,727 4       0          0         0      100,000           0
Sales
------------------------- ----  -------   -------  ---------  ----------   ----------  ----------


------------------------- ----  -------   -------  ---------  ----------   ----------  ----------
William E. Johnson, Jr.   2002  210,708 6 123,662          0         0            0     406,281
Senior Vice President,    2001  190,483    31,999                                 0           0
Operations                2000  185,001    45,534                             6,000           0
------------------------- ----  -------   -------  ---------  ----------   ----------  ----------
Robert D. Russell         2002  157,807 7                  0         0            0           0
Senior Vice President,    2001  176,542    30,314          0                      0           0
Chief Financial Officer   2000  165,174    65,173          0                  6,000           0
------------------------- ----  -------   -------  ---------  ----------   ----------  ----------

1 Includes amounts, if any, deferred by the Named Executive Officer pursuant to the Company's 401(k) plan.
2 Bonuses under any Executive Bonus Plan are based on corporate and individual performance. See "Compensation Committee Report on Executive Compensation -- Executive Bonus Plan."
3 Pursuant to SEC rules, perquisites not exceeding the lesser of either $50,000 or 10% of a Named Executive Officer's combined annual salary and bonus are not required to be reported.
4 Represents compensation for that portion of the year during which the executive officer was employed by the Company.
5    Amount paid for relocation.
6    Retired as an officer and employee of the Company on October 31, 2002.
7 Retired as an officer and full-time employee of the Company on June 14, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options made during the year ended December 31, 2002 to each of the Named Executive Officers:

-----------------------------------------------------------------------------  ----------------------------
                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF STOCK
                                                                                   PRICE APPRECIATION FOR
                       INDIVIDUAL GRANTS                                               OPTION TERM4
-----------------------------------------------------------------------------  ----------------------------
                                                                                 HYPOTHET-       HYPOTHET-
                      NUMBER OF       % OF TOTAL                                   ICAL            ICAL
                      SECURITIES       OPTIONS                                    VALUE           VALUE
                      UNDERLYING      GRANTED TO     EXERCISE                    REALIZED        REALIZED
                       OPTIONS        EMPLOYEES       PRICE3      EXPIRATION       AT 5%           AT 10%
NAME                   GRANTED1       IN 20022        ($/SH)         DATE           ($)             ($)
-------------------  ------------   --------------  -----------  ------------  ------------    -------------
M. Dendy Young              0
-------------------  ------------   --------------  -----------  ------------  ------------    -------------
John T. Spotila        25,000           4.37%         $8.75        4/8/2009       89,053          207,532
-------------------  ------------   --------------  -----------  ------------  ------------    -------------
Terri S. Allen         15,000           2.62%         $8.75        4/8/2009       53,432          124,519
-------------------  ------------   --------------  -----------  ------------  ------------    -------------
William E. Johnson,         0
Jr. 5
-------------------  ------------   --------------  -----------  ------------  ------------    -------------
Robert D. Russell6          0
-------------------  ------------   --------------  -----------  ------------  ------------    -------------

1 Such options were granted under the Company's various stock option plans, vest and become exercisable in equal annual installments.
2 During fiscal 2002, employees were granted under the Company's various stock option plans or in accordance with employment offers, and non-employee directors were granted automatically under the 1996 Plan, options to purchase an aggregate of 633,000 shares of Common Stock.
3 Represents the closing price of Common Stock on The Nasdaq Stock Market on the grant date.

4 Potential values are net of exercise price and before taxes payable in connection with the exercise of such options or the subsequent sale of shares acquired upon the exercise of such options. These values are based on certain assumed rates of appreciation (i.e., 5% and 10% compounded annually over the term of such options) based on SEC rules. The actual values, if any, will depend upon, among other factors, the future performance of Common Stock, overall market conditions and the Named Executive Officer's continued employment with the Company. Therefore, the potential values reflected in this table may not necessarily be achieved.
5    Retired as an office and employee of the Company on October 31, 2002.
6 Retired as an officer and full-time employee of the Company on June 14, 2002.

AGGREGATED OPTION EXERCISES IN 2002 AND OPTION VALUES AT DECEMBER 31, 2002

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended, and unexercised options held as of, December 31, 2002:


----------------------------  -------------  ---------------- ---------------  --------------
                                                               NUMBER OF
                                                              SECURITIES         VALUE OF
                                                               UNDERLYING       UNEXERCISED
                                                              UNEXERCISED      IN-THE-MONEY
                                                               OPTIONS AT       OPTIONS AT
                                                              12/31/02 ($)     12/31/02 ($)2
----------------------------  -------------  ---------------- ---------------  --------------
                                  SHARES
                               ACQUIRED ON       VALUE         EXERCISABLE/     EXERCISABLE/
NAME                           EXERCISE (#)    REALIZED ($)1   UNEXERCISABLE    UNEXERCISABLE
----------------------------  -------------  ---------------- ---------------  --------------
M. Dendy Young                           0              0         900,000        $8,030,000
----------------------------  -------------  ---------------- ---------------  --------------
John T. Spotila                          0              0          82,500          $795,053
                                                                  122,500        $1,057,108
----------------------------  -------------  ---------------- ---------------  --------------
Terri S. Allen                           0              0          25,000          $183,250
                                                                   90,000          $620,250
----------------------------  -------------  ---------------- ---------------  --------------
William E. Johnson, Jr. 3           70,000        406,281          38,000          $387,600
----------------------------  -------------  ---------------- ---------------  --------------
Robert D. Russell4                  44,833        200,837         71,1674          $883,247
----------------------------  -------------  ---------------- ---------------  --------------

1 Represents the excess of the value received of the shares acquired upon exercise of such options over the exercise price of such options.
2 Represents the excess of the market value of the shares subject to such options over the exercise price of such options.
3    Retired as an officer and employee of the Company on October 31, 2002.
4 All of these options held by Mr. Russell are subject to being exercised by Mr. Russell and thereupon the underlying Common Stock will be purchased by the Company pursuant to a retirement agreement, effective as of March 12, 2002, between the Company and Mr. Russell, as discussed below under "Employment Agreements and Termination of Employment and Change of Control Arrangements."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of three non-employee directors: Messrs. Leto (Chairman), Toups and D. R. Young. No member of the Compensation Committee is a current or former officer or employee of the Company. Although Mr. M. D. Young is not a member of the Compensation

Committee, he is expected to attend portions of the Compensation Committee meetings at the request of such committee to provide information to, and respond to questions from, the Compensation Committee. Mr. M. D. Young does not exercise any of the rights or have any of the responsibilities of a Compensation Committee member. He is not entitled to vote on any matters before the Compensation Committee and does not participate in any Compensation Committee decisions regarding compensation, including his own. See "Compensation Committee Report on Executive Compensation."

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Pursuant to an employment agreement dated January 1, 2001 (the "2001 Employment Agreement"), which automatically renews for successive one-year terms unless the Company or Mr. M. D. Young gives the other party notice not fewer than 180 days prior to the expiration of the then current term that the agreement will not renew, Mr. M. D. Young serves as Chief Executive Officer of the Company and he is nominated each year to serve as a Board member. Mr. M. D. Young for fiscal year 2003 is paid a salary at the rate of $330,000 per year, reviewed annually by the Board, plus a $330,000 targeted annual bonus payable periodically in accordance with the Company's then current bonus plan for senior officers. Bonus payments are payable in ratio to the percentage of the goal (as established under the Board approval EBT Schedule) achieved upon attainment of earnings before taxes (adjusted for Board-approved one-time charges (e.g., acquisition costs)). Mr. M. D. Young is also entitled to such other benefits and perquisites as provided to other senior officers pursuant to policies established by the Board from time to time.

     The 2001 Employment Agreement may be terminated by the Company for cause (as defined in such agreement) upon 10 business days' notice to Mr. M. D. Young; and other than for cause upon 180 days' notice to Mr. M. D. Young and by paying to him in installments during the following 12 months an aggregate amount equal to his then in effect annual salary plus a bonus in an amount equal to Mr. M. D. Young's bonus for the previous year. Mr. M. D. Young may terminate the 2001 Employment Agreement without cause at any time upon 90 days' notice and, in such event, he will be entitled to all compensation and other benefits that have accrued as of the termination date. In addition, Mr. M. D. Young may terminate the 2001 Employment Agreement upon five days' notice to the Company in the event of a change of control (as defined in such agreement) of the Company and the assignment of duties to him materially inconsistent with his position and status with the Company. In such event the Company will be obligated to pay to him a lump sum equal to 12 months' salary plus all compensation and other benefits that have accrued as of the termination date.

     Mr. William E. Johnson, Jr. retired on October 31, 2002. Mr. Johnson was covered by the Company's severance plan (the "Severance Plan"), which the Board terminated on March 10, 1997. The Severance Plan was available to officers of the Company at the Vice President level and above (not including Mr. M. D. Young) who had completed nine full consecutive calendar months of employment ("Eligible Officers"), with Eligible Officers entitled to receive certain severance benefits for one year following termination of employment, if such termination is non-temporary, involuntary and without cause.

     Pursuant to a retirement agreement, effective as of October 31, 2002, with the Company, Mr. Johnson retired as a Company employee and Senior Vice President, Operations. As provided for in the Severance Agreement, Mr. Johnson's retirement agreement will pay him $174,167.00 over an eleven month period beginning November 1, 2002, with Mr. Johnson accepting accelerated vesting of his options in lieu of the twelfth month of salary ($15,833.00). The Company also paid Mr. Johnson a $50,000 bonus for his service to the Company, and continued his medical and dental benefits (at the same cost to Mr.

Johnson) through December 31, 2002. As provided in his retirement agreement, between October 24, 2002 and October 30, 2002, Mr. Johnson exercised options to purchase 70,000 shares of the Common Stock from the Company at an aggregate exercise price of $367,500, and immediately thereafter sold such shares for an aggregate purchase price of $773,781. Of the 70,000 shares exercised, Mr. Johnson accelerated 8,167 at his election, in lieu of the twelfth month of severance pay. Between January 23, 2003 and January 31, 2003, Mr. Johnson exercised options to purchase 38,000 shares of the Common Stock from the Company at an aggregate exercise price of $123,500, and immediately thereafter sold such shares for an aggregate price of $470,432.

     Pursuant to a retirement agreement, effective as of March 12, 2002, with the Company, Mr. Russell continued to be employed by the Company on a full-time basis until June 14, 2002, at his then current base salary of $180,000 per annum. Until such date, Mr. Russell served as a Senior Vice President and Chief Financial Officer of the Company. After June 14, 2002, Mr. Russell became a part-time employee of the Company until June 14, 2003 (the "Advisory Period") as a special advisor to the Company's Chief Executive Officer. During the Advisory Period, Mr. Russell will receive one-half of his current base salary, and his current medical and dental insurance benefits. Also, as provided in his retirement agreement, on March 28, 2002 Mr. Russell exercised options to purchase 44,833 shares of the Common Stock from the Company at an aggregate exercise price of $163,207, and immediately thereafter sold such shares to the Company for an aggregate purchase price of $313,831 (or $7.00 per share). On March 28, 2002, the per share closing price of the Common Stock on the Nasdaq Stock Market was $8.95. The Company and Mr. Russell also agreed that, on June 14, 2003, Mr. Russell will exercise his remaining options to purchase 71,167 shares of the Common Stock from the Company for an aggregate exercise price of $230,043 and immediately thereafter sell such shares to the Company for an aggregate purchase price of $498,169 (or $7.00 per share). It was also agreed that if during the Advisory Period 50% or more of the Company's capital stock is acquired in a merger or acquisition or the Company sells all or substantially all of its assets in a single transaction, all of Mr. Russell's remaining options to purchase 71,167 shares of Common Stock that have not yet vested will vest and the per share amount payable to Mr. Russell by the Company for the 71,167 shares to be purchased upon Mr. Russell's exercise of such options shall be adjusted to equal the per share amount payable for the Common Stock in respect of the acquisition of the Company if such amount is greater than $7.00 per share.

     Pursuant to an offer letter dated December 31, 2002 from the Company and accepted by Thomas A. Mutryn (the "Mutryn Letter"), Mr. Mutryn is serving as Senior Vice President and Chief Financial Officer of the Company at annual base salary of $230,000 plus a $161,000 guaranteed minimum annual bonus for 2003 under the current bonus plan for similar officers. Also pursuant to the Mutryn Letter, the Company paid $30,000 to Mr. Mutryn in respect of his initial employment in January 2003, and agreed to pay him another $30,000 after six months of successful employment. Additionally, Mr. Mutryn was granted a seven-year option to purchase up to 125,000 shares of Common Stock, at an exercise price of $11.30 per share. Mr. Mutryn is entitled to such other benefits and perquisites as provided to other senior officers pursuant to policies established by the Board from time to time. Mr. Mutryn's employment at GTSI is an "at will" relationship, that either the Company or Mr. Mutryn may end it at any time (subject to the change of control provisions discussed below).

     In the Mutryn Letter, and in a January 8, 2003 letter to John T. Spotila, President and Chief Operating Officer of the Company, the Company agreed to provide Mr. Mutryn and Mr. Spotila, respectively, with certain change of control benefits. If a change of control of the Company occurs, they will receive immediate vesting of all outstanding stock options. If, within the first 24 months following a change of control, either Mr. Mutryn or Mr. Spotila is terminated as an employee of the Company, his compensation is reduced, his responsibilities substantively diminished, or he is required to relocate, he will receive a lump-sum payment equal to his then current annual salary plus his targeted annual bonus. Change of control is defined as (a) control of 50% or more of the Company's outstanding Common

Stock; (b) a change in a majority of the Board members if the change occurred during any 12 consecutive months and the new directors were not elected by the Company's stockholders or by a majority of the directors who were in office at the beginning of the 12 month period; or (c) the stockholders approve a merger or consolidation of the Company with an other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

     In a June 28, 2001 letter to Terri S. Allen, Senior Vice President, Sales, of the Company, and a May 21, 2002 letter to John Littley III, Senior Vice President of the Company, the Company agreed that if a change in control (as defined above) of the Company occurs, all options held by Ms. Allen and Mr. Littley to purchase Common Stock from the Company that had not vested (become exercisable) would immediately vest.

     THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY AND OBJECTIVES

     The Company's compensation program for executive officers is designed to attract, motivate and retain qualified executive officers and is generally administered by the Compensation Committee. The Company's program is based on compensation policies and plans which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's executive officers with those of its stockholders. Accordingly, the Committee, which is composed entirely of non-employee directors, structures such policies and plans to pay competitive levels of compensation for competitive levels of performance, and to provide for superior compensation opportunities for superior levels of performance.

     The Company actively collects and analyzes compensation information, including compensation surveys from consulting firms such as Watson Wyatt and Aon Consulting. This information, and other market and competitive information collected by the Company's Human Resources department, is used as the basis for comparing the compensation of the Company's executive officers to amounts paid to executive officers with comparable qualifications, experience and responsibilities at other companies engaged in the industry as the Company.

COMPONENTS

     The Company's executive compensation program includes three components, each of which is intended to serve the overall compensation approach described above: base salary, an executive bonus and stock options.

     BASE SALARY

     The Committee believes that the Company pays base salaries to its executive officers that are set conservatively, and near the median, compared with executive officers employed at competing companies. The Committee, among other things, reviews and approves the annual salaries of the

Company's CEO and Executive Vice President(s). The CEO and the Chairperson of the Committee have been delegated by the Board the collective authority to set the annual base salaries of the remaining, less senior executive officer positions. Additionally, all full-time executive officers are eligible to participate in the Company's broad-based employee benefit plans.

     EXECUTIVE BONUS PLAN

     The Committee believes that a significant portion of each executive officer's total compensation should be "at risk" in the form of incentive compensation. Accordingly, under an annual Executive Bonus Plan developed and implemented under the Committee's supervision, the Company pays cash bonuses to all its eligible executive officers according to a formula based upon the Company's earnings before taxes. Individual bonuses are calculated as a percentage of base salary and range from 30% to 70% in the case of officers generally, other than the CEO. Under the 2001 Employment Agreement, and as approved by the Compensation Committee on October 24, 2002, Mr. M. D. Young is entitled to a $330,000 targeted annual bonus in 2003 payable periodically in accordance with the Company's then senior bonus plan. Bonus payments are payable in the ratio of the percentage of the goal achieved upon attainment of earnings before taxes (adjusted for Board-approved one-time charges (e.g., acquisition costs)). The Board establishes the earnings before taxes goal at the beginning of each year. In 2002, bonuses were earned by executive officers based on application of the Executive Bonus Plan's formula. The CEO additionally employs the occasional use of "spot" bonuses in recognition of extraordinary performance.

     STOCK OPTIONS

     Options to purchase Common Stock are a key component of the Company's executive compensation program. The Committee views the grant of stock options as a valuable incentive that serves to align the interests of executive officers with the Company's goal of enhancing stockholder value. Options will only have value to an executive officer if the stock price increases over the exercise price. The Committee reviews and acts upon recommendations by the Company's CEO with regard to the grant of stock options to executive officers (other than to himself). In determining the size and other terms of an option grant to an executive officer, the Committee considers a number of factors, including such officer's position, responsibilities and previous stock option grants (if any). Options typically vest in equal installments over three to five years and, therefore, encourage an officer to remain in the employ of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In evaluating the CEO's compensation, the Committee reviewed the compensation for similar positions. The Committee reviewed executive compensation reports from Wattson Wyatt and Aon Consulting. The Committee studied the base salary, annual bonuses, stock options and grants, and other long-term compensation of the chief executive officers in each of other companies, and recommended Mr. M. D. Young's salary to the Board by targeting the 50th percentile of base and target bonus based upon the Committee's research. Mr. M. D. Young's current compensation plan is intended to provide significant incentives to him to increase the Company's value (as reflected in its stock price) to the benefit of all Company stockholders, while the focus of his annual bonus is on achieving short-term financial goals.

     Mr. M. D. Young's compensation, as set forth in the 2001 Employment Agreement (see "Employment Agreements and Termination of Employment and Change of Control Arrangements" above), was unanimously approved by the Board. Mr. Young has been the Company's CEO, as well as a member of its Board, since December 1995.

OTHER MATTERS

     Mr. M. D. Young from time to time consulted with, and made recommendations to, the Committee with respect to the compensation of the Company's executive officers other than himself. Other than as delegated by the Board (as set forth above), Mr. M. D. Young does participate in decisions relating to executive officer compensation, excluding his own, and did not participate on matters relating to the administration of the Company's stock option plans.

     Under Section 162(m) of the Code, a publicly held corporation such as the Company will not be allowed a federal income tax deduction for compensation paid to the chief executive officer or one of the four most highly compensated officers (other than the chief executive officer) to the extent that compensation (including stock-based compensation) paid to each such officer exceeds $1 million in any fiscal year unless such compensation was based on performance goals or paid under a written contract that was in effect on February 17, 1993. The 1996 Plan is designed so that amounts realized on the exercise of options granted thereunder may qualify as "performance-based compensation" that is not subject to the deduction limitation of Section 162(m). The Committee intends to evaluate other elements of compensation in light of
Section 162(m), but may enter into arrangements that do not satisfy exceptions to Section 162(m), as the Committee determines to be appropriate.


                                               COMPENSATION COMMITTEE

                                               James J. Leto (Chairperson)
                                               John M. Toups
                                               Daniel R. Young

THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT, OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

     PERFORMANCE GRAPH

     The following graph compares the annual percentage change in the cumulative total return on Common Stock with the cumulative total return of the Nasdaq Composite Index and a Peer Index of companies with the same four-digit standard industrial classification (SIC) code as the Company (SIC Code 5045 -- Computers and Peripheral Equipment and Software)1 for the period commencing December 31, 1997 and ending December 31, 2002. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

---------------  ----------  -----------  -----------  ----------  -----------  ----------
                  DEC. 31,     DEC. 31,     DEC. 31,    DEC. 31,     DEC. 31,     DEC. 31,
                   1997         1998         1999        2000         2001         2002
---------------  ----------  -----------  -----------  ----------  -----------  ----------
GTSI              100.00        78.81        47.83       54.89       164.70       233.91
---------------  ----------  -----------  -----------  ----------  -----------  ----------
Peer Index1       100.00        93.92        97.27       49.02        32.44        21.32
---------------  ----------  -----------  -----------  ----------  -----------  ----------
Nasdaq Index      100.00       141.04       248.76      156.35       124.64        86.94
---------------  ----------  -----------  -----------  ----------  -----------  ----------

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                                AMONG GTSI CORP.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX




                              [PERFORMANCE GRAPH]




                     ASSUMES $100 INVESTED ON DEC. 31, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2002

                    SOURCE: MEDIA GENERAL FINANCIAL SERVICES

1    The 31 companies listed in SIC Code 5045 are: Alphanet Solutions, Inc.;
Atec Group, Inc.; CDW Computer Centers, Inc.; Centiv, Inc.; CompuCom Systems, Inc.; Continental Info. Sys.; En Pointe Technologies.; GTSI Corp.; IFS Intl Hldgs; Ikon Office Solutions; Ingram Micro, Inc.; I-Sector Corporation; Latitude Communications; Merisel, Inc.; Micros-to-Mainframes, Inc.; OCG Technology Inc.; Pacific Magtron Intl; Palm Inc.; Peerless Systems Corp.; Programmers Paradise, Inc.; Safeguard Scientific, Inc.; San Holdings, Inc.; Sand Technology, Inc., CL A; Scansource, Inc.; SED Intl. Holdings, Inc.; Sharp Holding Corp.; Syscomm Intl. Corp.; Tech Data Corporation; Transnet Corp.; V-One Corp.; and XOX Corp.

     Since last year's proxy statement, Ameriquest Technologies; Heartland Technology, Inc.; Precis, Inc.; and Software Spectrum, Inc. were deleted from SIC Code 5045, and no new companies were added to SIC Code 5045.

                   REPORT OF THE AUDIT COMMITTEE OF THE BOARD

     The following Report of the Audit Committee of the Board (the "Audit Committee") does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference in any of those filings.

     The Board has adopted a written charter for the Audit Committee (a copy of which was attached as Appendix A to the Company's proxy statement dated April 13, 2001 regarding the 2001 annual meeting of the Company's stockholders). The Board and the Audit Committee believe that the Audit Committee members are and were at the time of the actions described in this report "independent" as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

     In overseeing the preparation of the Company's financial statements, members of the Audit Committee met with both management and the Company's independent auditors to review and discuss significant accounting issues. The members of the Audit Committee have reviewed and discussed with the Company's management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2002. Management advised the members of the Audit Committee that all of the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2002 were prepared in accordance with generally accepted accounting principles and the members of the Audit Committee discussed such financial statements with both management and the Company's independent auditors. The Audit Committee members' review included discussion with the Company's independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, issued by the Auditing Standard Board of the American Institute of Certified Public Accountants.

     With respect to the Company's independent auditors, members of the Audit Committee, among other things, discussed with Arthur Andersen LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

     The Audit Committee also continued to monitor the need for an internal auditing program.

     On the basis of the reviews and discussions referred to above, the Audit Committee recommends to the Board that the Board approve the inclusion of the Company's audited consolidated financial statements referred to above in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     Members of the Audit Committee for the year ended December 31, 2002:

                   Lawrence J. Schoenberg, Chairman
                   Steve Kelman, Ph.D.
                   John M. Toups

                                   AUDIT FEES

     In 2002 the services of the Company's independence accountants, Arthur Andersen LLP, included an examination of the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001, and a review of the Company's unaudited consolidated financial statements included in the Company's first quarter reports on Form 10-Q during fiscal 2002, tax consulting and other non-audit services. On July 11, 2002, GTSI terminated Arthur Anderson as noted in a Form 8-K filing. GTSI, as approved by its Board of Directors, retained Ernst & Young LLP to provide a review of the Company's unaudited consolidated financial statements included in the Company's second and third quarter reports on Form 10-Q during fiscal 2002 and an examination of the Company's audited consolidated financial statements for the fiscal year ending December 31, 2002.

     Arthur Andersen LLP billed the Company for professional services rendered through July 11, 2002, as follows:

     Audit Fees                              $103,000 (1)
     Audit Related Fees                      $  1,500 (2)
     Tax Fees                                $ 14,250
     All Other Fees                          $ 56,483 (3)

     ---------------------------

     (1) Includes fees for review of unaudited consolidated financial statements included in GTSI's quarterly reports on Form 10-Q during the fiscal year ended December 31, 2001.
     (2)  Includes tax consulting and other non-audit services.
     (3)  Sales Compensation Consulting Consent for S-8 filing.

     Ernst & Young LLP billed the Company for professional services during the fiscal year ended December 31, 2002, as follows:

     Audit Fees                              $166,666 (1)

     ---------------------------

     (1) Includes fees for review of unaudited consolidated financial statements included in GTSI's quarterly reports on Form 10-Q during the fiscal year ended December 31, 2002.

The Audit Committee has considered whether the provision by Ernst & Young LLP of non-audit services to the Company is compatible with maintaining Ernst & Young's independence.

                             INDEPENDENT ACCOUNTANTS

     The Company's independent accountant for the fiscal year ended December 31, 2002 was Ernst & Young LLP. The Board has not yet selected the independent accountants for the Company's fiscal year ending December 31, 2003. A representative of Ernst & Young LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

                                  ANNUAL REPORT

     A copy of the Company's 2002 Annual Report to Stockholders is being delivered to each stockholder as of the Record Date. THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SEC, IS ALSO AVAILABLE FREE OF CHARGE TO ALL STOCKHOLDERS

OF RECORD AS OF THE RECORD DATE BY WRITING TO THE COMPANY AT 3901 STONECROFT BOULEVARD, CHANTILLY, VIRGINIA 20151-1010, ATTENTION: INVESTOR RELATIONS.


                                  OTHER MATTERS

     The Company currently knows of no matters to be submitted at the Meeting other than those described herein. If any other matters properly come before the Meeting, the proxies will vote the Common Stock they represent as they deem advisable.


                                           By Order of the Board of Directors


                                           John T. Spotila
                                           Secretary

Chantilly, Virginia
April 10, 2003

                                                                      APPENDIX A

As amended through April 12, 2002; and as proposed to be amended by GTSI Stockholders at the May 14, 2003 GTSI Annual Stockholder Meeting

                                   GTSI CORP.
                             1996 STOCK OPTION PLAN

1.   ESTABLISHMENT AND PURPOSES OF THE PLAN.

     GTSI Corp. hereby establishes this 1996 Stock Option Plan to promote the interests of the Company and its stockholders by (i) helping to attract and retain the services of non-employee directors and selected key employees of the Company who are in a position to make a material contribution to the successful operation of the Company's business, (ii) motivating such persons, by means of performance-related incentives, to achieve the Company's business goals and
(iii) enabling such persons to participate in the long-term growth and financial success of the Company by providing them with an opportunity to purchase stock of the Company.

2.   DEFINITIONS.

     The following definitions shall apply throughout the Plan:

     a. "AFFILIATE" shall mean any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

     b.   "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

     c. "CODE" shall mean the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulations issued under such section.

     d. "COMMON STOCK" shall mean the common stock, par value $0.005 per share, of the Company.

     e. "COMPANY" shall mean GTSI Corp., a Delaware Corporation and any "subsidiary" corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code, or any entity in which GTSI owns at least a 35% interest.

     f. "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan or, if no Committee shall be appointed or in office, the Board of Directors.

     g. "CONTINUOUS EMPLOYMENT" shall mean the absence of any interruption or termination of employment by the Company. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Committee or in the case of transfers between locations of the Company.

     h. "DISINTERESTED PERSON" shall mean an administrator of the Plan who satisfies the requirements, if any, imposed on administrators of plans in order for the grant of Options to be exempt under any version of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, that is relied on by the Company.

     i. "EMPLOYEE" shall mean any employee of the Company, including officers and directors who are also employees.

     j. "FAIR MARKET VALUE" shall mean, with respect to Shares, the fair market value per Share on the date an option is granted and, so long as the Shares are quoted on the National Association of Securities Dealers Automated Quotations ("Nasdaq") System), the Fair Market Value per Share shall be the closing price on the Nasdaq Stock Market as of the date of grant of the Option, as reported in THE WALL STREET JOURNAL or, if there are no sales on such date, on the immediately preceding day on which there were reported sales.

     k. "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     l. "NON-EMPLOYEE DIRECTOR" shall mean any director of the Company who is not an Employee of the Company.

     m. "NON-STATUTORY STOCK OPTION" shall mean an Option which is not an Incentive Stock Option.

     n. "OPTION" shall mean a stock option to purchase Common Stock granted to an Optionee pursuant to the Plan.

     o. "OPTION AGREEMENT" means a written agreement substantially in one of the forms attached hereto as Exhibit A, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of an Option.

     p. "OPTIONED STOCK" shall mean the Common Stock subject to an Option granted pursuant to the Plan.

     q. "OPTIONEE" shall mean any Employee or Non-Employee Director who is granted an Option.

     r.   "PLAN" shall mean this GTSI Corp. 1996 Stock Option Plan.

     s. "SHARES" shall mean shares of the Common Stock or any shares into which such Shares may be converted in accordance with Section 11 of the Plan

3.   SHARES RESERVED.

     The maximum aggregate number of Shares reserved for issuance pursuant to the Plan shall be 3,500,000 Shares or the number of shares of stock to which such Shares shall be adjusted as provided in Section 11 of the Plan. Such number of Shares may be set aside out of authorized but unissued Shares not reserved for any other purpose, or out of issued Shares acquired for and held in the treasury of the Company from time to time.

     Shares subject to, but not sold or issued under, any Option terminating, expiring or canceled for any reason prior to its exercise in full, shall again become available for Options thereafter granted under the Plan, and the same shall not be deemed an increase in the number of Shares reserved for issuance under the Plan.

4.   ADMINISTRATION OF THE PLAN.

     a. The Plan shall be administered by a Committee designated by the Board of Directors to administer the Plan and comprised of not less than two directors, each of whom is a Disinterested Person. In addition, each director designated by the Board of Directors to administer the Plan shall be an "outside director" as defined in the Treasury regulations issued pursuant to Section 162(m) of the Code. Members of the Committee shall serve for such period of time as the Board of Directors may determine or until their resignation, retirement, removal or death, if sooner. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefore or fill vacancies however caused.

     b. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or Non-Statutory Stock Options; (ii) to determine, upon review of relevant information, the Fair Market Value per Share;
(iii) to determine the exercise price of the Options to be granted to Employees in accordance with Section 7(c) of the Plan; (iv) to determine the Employees to whom, and the time or times at which, Options shall be granted, and the number of Shares subject to each Option; (v) to prescribe, amend and rescind rules and regulations relating to the Plan subject to the limitations set forth in Section 13 of the Plan; (vi) to determine the terms and provisions of each Option granted to Optionees under the Plan and each Option Agreement (which need not be identical with the terms of other Options and Option Agreements) and, with the consent of the Optionee, to modify or amend an outstanding Option or Option Agreement; (vii) to accelerate the exercise date of any Option; (viii) to determine whether any Optionee will be required to execute a stock repurchase agreement or other agreement as a condition to the exercise of an Option, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the Optionee, to amend any such agreement; (ix) to interpret the Plan or any agreement entered into with respect to the grant or exercise of Options; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the grant or exercise thereof; and
(xi) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan. Notwithstanding anything else herein, the Committee shall not have the authority to adjust or amend the exercise price of any Options previously awarded to any Optionee, whether through amendment, cancellation, replacement grant or other means.

     c. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     d. The Committee shall keep minutes of its meetings and of the actions taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the actions of a majority at a meeting, including a telephone meeting, at which a quorum is present, or acts approved in writing by a majority of the members of the Committee without a meeting, shall constitute acts of the Committee.

     e. The Company shall pay all original issue and transfer taxes with respect to the grant of Options and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith; provided, however, that the person exercising an Option shall be responsible for all payroll, withholding, income and other taxes incurred by such person in respect of the exercise of an Option or transfer of Shares.

5.   ELIGIBILITY.

     Non-Statutory Stock Options may be granted under the Plan to Employees and Non-Employee Directors; Incentive Stock Options may be granted under the Plan only to Employees. An Employee or Non-Employee Director who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options.

6.   NON-EMPLOYEE DIRECTORS.

     Notwithstanding the powers set forth in Section 4(b) of the Plan, the Committee shall have no power to determine eligibility for grants of Non-Statutory Stock Options or to increase the number of Shares for which Non-Statutory Stock Options may be granted or the timing or exercise price of Non-Statutory Stock Options granted to any Non-Employee Director.

     All Non-Employee Directors of the Company are granted automatically a Non-Statutory Stock Option to purchase up to 10,000 Shares, and a Non-Employee Director elected to serve as Chairman of the Board is granted automatically a Non-Statutory Stock Option to purchase up to an additional 10,000 Shares: (1) as of the date such person is elected (or reelected) to serve as a Non-Employee Director and/or as Chairman, respectively, and (2) as of the first and second anniversary of such election (or reelection) provided that the Optionee is serving as of such first or second anniversary during the respective directorship term as a Non-Employee Director. Any such Shares shall vest and become exercisable, cumulatively, in 12 equal monthly installments commencing on the last business day of the month of grant; provided that if an Optionee ceases to serve as a Non-Employee Director during any month, the Option shall cease to vest and become exercisable with respect to any subsequent month(s).

     If the election of a Non-Employee Director or Chairman occurs prior to an annual stockholders' meeting, the Non-Employee Director shall receive a pro rata option grant (or, in the case of Chairman, an additional pro rata option grant) in connection with his or her election, and the related Shares shall vest and become exercisable, cumulatively, in equal monthly installments.

     If an Optionee ceases to serve as a Non-Employee Director for any reason, he or she may thereafter exercise his or her Option, to the extent he or she was entitled to do so at the date of such cessation, at any time before the earlier of (a) the fifth anniversary of the cessation date and (b) the date on which the respective Option would have expired if the Optionee had not ceased to serve as a Non- Employee Director. The post cessation exercise period of an Option granted to a Non-Employee Director, as set forth in the immediately preceding sentence, shall apply to Options previously granted automatically to Non-Employee Directors hereunder and to Options granted automatically to Non-Employee Directors hereunder in the future.

     To the extent that an Optionee who is a former Non-Employee Director does not exercise his or her Options (which he or she was entitled to exercise) within the applicable time period specified herein, the Option shall terminate.

7.   TERMS AND CONDITIONS OF OPTIONS.

     Options granted pursuant to the Plan by the Committee shall be either Incentive Stock Options or Non-Statutory Stock Options and shall be evidenced by an Option Agreement providing, in addition to such other terms as the Committee may deem advisable, the following terms and conditions:

     a. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, except in the case of Non-Employee Directors, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

     b. NUMBER OF SHARES. Each Option Agreement shall state the number of Shares to which it pertains and whether such Option is intended to constitute an Incentive Stock Option or a Non-Statutory Stock Option. The maximum number of Shares which may be subject to Options granted under the Plan during any calendar year to any Optionee is 100,000 Shares. If an Option held by an Employee of the Company is canceled, the canceled Option shall continue to be counted against the maximum number of

Shares for which Options may be granted to such Employee and any replacement Option granted to such Employee shall also count against such limit.

     c. EXERCISE PRICE. The exercise price per Share for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Committee; provided, however, that with respect to both Non-Statutory Stock Options and Incentive Stock Options such price shall in no event be less than 100% of the Fair Market Value per Share on the date of grant, except that the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired.

     In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price per Share shall be no less than 110% of the Fair Market Value per Share on the date of grant.

     d. MEDIUM AND TIME OF PAYMENT. Except in the case of Non-Employee Directors, the consideration to be paid for the Shares to be issued upon exercise of an Option and to be paid to satisfy any withholding tax obligation incident thereto, including the method of payment, shall be determined by the Committee and, subject to approval by the Committee, may consist entirely or in any combination of cash, check, a commitment to pay by a broker or Shares held by the Optionee or issuable upon exercise of the Option, or such other consideration and method of payment permitted under any laws to which the Company is subject. In the case of an Incentive Stock Option, such provision shall be determined on the date of the grant.

     e. TERM OF OPTIONS. The term of an Incentive Stock Option may be up to 10 years from the date of grant thereof; provided, however, that the term of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be five years from the date of grant thereof or such shorter term as may be provided in the Option.

          The term of a Non-Statutory Stock Option, in the case of an Employee, may be up to 10 years from the date such Employee first becomes vested in any portion of an Option award; and in the case of Non-Employee Director, shall be 10 years from the date of grant thereof.

          The term of any Option, other than an Option awarded to a Non-Employee Director, may be less than the maximum term provided for herein as specified by the Committee upon grant of the Option and as set forth therein.

     f. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Non-Statutory Stock Options.

8.   EXERCISE OF OPTION.

     a. IN GENERAL. Any Option granted hereunder to an Employee shall be exercisable at such times and under such conditions as may be determined by the Committee and as shall be permissible under the terms of the Plan, including any performance criteria with respect to the Company and/or the Optionee as may be determined by the Committee. Any Option granted hereunder to a Non-Employee Director shall be exercisable at such times and under such conditions as set forth in Section 6 of the Plan.

          An Option may be exercised in accordance with the provisions of the Plan as to all or any portion of the Shares then exercisable under an Option from time to time during the term of the Option. However, an Option may not be exercised for a fraction of a Share.

     b. PROCEDURE. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by any other agreements required by the terms of the Plan and/or Option Agreement or as required by the Committee and payment by the Optionee of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Committee are made). Full payment may consist of such consideration and method of payment allowable under Section 7(d) of the Plan.

     c. DECREASE IN AVAILABLE SHARES. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     d. EXERCISE OF STOCKHOLDER RIGHTS. Until the Option is properly exercised in accordance with the terms of this section, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 11 of the Plan.

     e. TERMINATION OF ELIGIBILITY. If an Optionee ceases to serve as an Employee for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) and thereby terminates his or her Continuous Status as an Employee he or she may, but only within one month, or such other period of time not exceeding three months in the case of an Incentive Stock Option (or in the case of an Optionee subject to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the greater of six months from the date of the Option award or three months from the date of termination of employment) or six months in the case of a Non-Statutory Stock Option, in each case as is determined by the Committee, following the date he or she ceases his or her Continuous Status as an Employee (subject to any earlier termination of the Option as provided by its terms), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of a Non-Statutory Stock Option, with the consent of the Optionee, extend the period of time during which the Optionee may exercise his or her Non-Statutory Stock Option following the date he or she ceases his or her Continuous Status as an Employee; provided, however, that the maximum period of time during which a Non-Statutory Stock Option shall be exercisable following the date on which an Optionee terminates his or her Continuous Status as an Employee shall not exceed an aggregate of six months, that the Non-Statutory Stock Option shall not be, or as a result of such extension become, exercisable after the expiration of the term of such Option as set forth in the Option Agreement and, notwithstanding any extension of time during which the Non-Statutory Stock Option may be exercised, that such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Optionee was entitled to exercise it on the date he or she ceased his or her Continuous Status as an Employee.

     f. DEATH OR DISABILITY OF OPTIONEE. If an Optionee's Continuous Status as an Employee ceases due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, the Option may be exercised within six months (or such other period of time not exceeding one year as is determined by the Committee) following the date of death or termination of employment due to permanent or total disability (subject to any earlier termination of the Option as provided by its terms), by the Optionee in the case of permanent or total disability, or in the case of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case (unless otherwise determined by the Committee) only to the extent the Optionee was entitled to exercise the Option at the date of his or her termination of employment by death or permanent and total disability. To the extent that he or she was not entitled to exercise such Option at the date of his or her termination of employment by death or permanent and total disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     g. EXPIRATION OF OPTION. Notwithstanding any provision in the Plan, including but not limited to the provisions set forth in Sections 8(e) and 8(f), an Option may not be exercised, under any circumstances, after the expiration of its term.

     h. CONDITIONS ON EXERCISE AND ISSUANCE. As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the certificate or certificates representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any law or regulation applicable to the issuance or delivery of such Shares.

          Options granted under the Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies, authorizing the Company to issue such Options and Shares issuable upon exercise thereof. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and may be further subject to the approval of counsel for the Company with respect to such compliance.

     i. WITHHOLDING OR DEDUCTION FOR TAXES. The grant of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation or other amounts payable to the Optionee any taxes required to be withheld under Federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation and other amounts, if any, payable to the Optionee are insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee, as a condition of the exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the delivery to the Company of cash necessary to satisfy the Company's withholding obligations under Federal and state law.

9.   NON-TRANSFERABILITY OF OPTIONS.

     Options granted under the Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or, if permitted of Options granted under Rule 16b-3, transfers between spouses incident to a divorce.

10.  HOLDING PERIOD.

     In the case of officers and directors of the Company, at least six months must elapse from the date of grant of the Option to the date of disposition of the underlying Shares.

11.  ADJUSTMENT UPON CHANGE IN CORPORATE STRUCTURE.

     a. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the exercise or purchase price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or combination or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than stock awards to Employees or directors); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without the receipt of consideration. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Option.

     b. In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), or the merger or consolidation of the Company with or into another corporation, as a result of which the Company is not the surviving and controlling corporation, the Board of Directors shall (i) make provision for the assumption of all outstanding options by the successor corporation or (ii) declare that any Option shall terminate as of a date fixed by the Board of Directors which is at least 30 days after the notice thereof to the Optionee and shall give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable provided such exercise does not violate Section 8(e) of the Plan.

     c. No fractional shares of Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of shares into which Shares then covered by the Option, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board of Directors, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event shall be in a form and have such terms and conditions as the Board of Directors in its discretion shall prescribe.

12.  STOCKHOLDER APPROVAL.

     Effectiveness of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted; provided, however, that Options may be granted pursuant to the Plan subject to subsequent approval of the Plan by such stockholders. Stockholder approval shall be obtained by the affirmative votes of the holders of a majority of voting Shares present or represented and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the state of Delaware.

13.  AMENDMENT AND TERMINATION OF THE PLAN.

     a. AMENDMENT AND TERMINATION. Except as provided in Section 13(b) of the Plan, the Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purpose of Section 422 of the Code; provided, however, that without approval of the holders of a majority of the voting Shares present or represented and entitled to vote at a valid meeting of stockholders, no such revision or amendment shall be made that affects the ability of Options thereafter granted under the Plan to satisfy Rule 16b-3.

     b.   EFFECT OF AMENDMENT OR TERMINATION. Except as otherwise provided in
Section 11 of the Plan, any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Notwithstanding anything to the contrary herein, this 1996 Stock Option Plan shall not adversely affect, unless mutually agreed in writing by the Company and an Optionee, the terms and provisions of any Option granted prior to the date the Plan was approved by stockholders as provided in Section 12 of the Plan.

14.  INDEMNIFICATION.

     No member of the Committee or of the Board of Directors shall be liable for any act or action taken, whether of commission or omission, except in circumstances involving willful misconduct, or for any act or action taken, whether of commission or omission, by any other member or by any officer, agent, or Employee. In addition to such other rights of indemnification they may have as members of the Board of Directors, or as members of the Committee, the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken, by commission or omission, in connection with the Plan or any Option taken thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for willful misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

15.  GENERAL PROVISIONS.

     a. OTHER PLANS. Nothing contained in the Plan shall prohibit the Company from establishing additional incentive compensation arrangements.

     b. NO ENLARGEMENT OF RIGHTS. Neither the Plan, nor the granting of Shares, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Employee or a Non-Employee Director for any period of time, or at any particular rate of compensation. Nothing in the Plan shall be deemed to limit or affect the right of the Company or any such corporations to discharge any Employee thereof at any time for any reason or no reason. Nothing in the Plan shall in any way limit or affect the right of the Board of Directors or the stockholders of the Company to remove any Non-Employee Director or otherwise terminate his or her service as a director of the Company.

          No Employee or Non-Employee Director shall have any right to or interest in Options authorized hereunder prior to the grant thereof to such eligible person, and upon such grant he or she shall have only such rights and interests as are expressly provided herein and in the related Option Agreement, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

     c. NOTICE. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal office, and any notice to be given to an Optionee whom an Option is granted hereunder shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Stock Option Agreement, or at such other address as such Optionee or his or her transferee (upon the transfer of the Optioned Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and actually received by the Company. It shall be the obligation of each Optionee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her direct mailing address.

     d. APPLICABLE LAW. To the extent that Federal laws do not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

     e. INCENTIVE STOCK OPTIONS. The Company shall not be liable to an Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Options are not incentive stock options as defined in Section 422 of the Code.

     f. INFORMATION TO OPTIONEES. The Company shall provide without charge to each Optionee copies of such annual and periodic reports as are provided by the Company to its stockholders generally.

     g. AVAILABILITY OF PLAN. A copy of the Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to any eligible person making reasonable inquiry concerning it.

     h. SEVERABILITY. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.  EFFECTIVE DATE AND TERM OF PLAN.

     The Plan shall become effective upon stockholder approval as provided in
Section 12 of the Plan. The Plan shall continue in effect for a term of ten years unless sooner terminated under Section 13 of the Plan.

                       CERTIFICATE OF CORPORATE SECRETARY

     The Assistant Secretary of GTSI Corp. (the "Company") hereby certifies that the foregoing is a true and correct copy of the Company's 1996 Stock Option Plan, as adopted by the Company's stockholders on May 7, 1996, and as amended through May 14, 2003.

                            ^ FOLD AND DETACH HERE ^
--------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                   GTSI CORP.
                      2003 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder(s) of GTSI Corp., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Company's Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 10, 2003, and Annual Report for the fiscal year ended December 31, 2002, and hereby appoints
M. Dendy Young and John T. Spotila, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., local time, on May 14, 2003, at the Company's headquarters located at 3901 Stonecroft Boulevard in Chantilly, Virginia, and at any adjournment(s) thereof, and to vote all Common Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth below and as more particularly described in the Company's above-mentioned Proxy Statement:

1. ELECTION OF DIRECTORS.

/ / For All Nominees Listed Below               / / Withhold Authority to Vote
    (except as marked to the contrary below)        For All Nominees Listed

(Instruction: To withhold the authority to vote for any individual nominee, mark the box next to that nominee's name below.)

Name of Nominees for election as a Class 3 director of the Company:

/ / Steven Kelman, Ph.D        / / Barry L. Reisig         / / John M. Toups

Name of Nominee for election as a Class 2 director of the Company:

/ / Thomas L. Hewitt

2. AMENDMENT TO COMPANY'S 1996 STOCK OPTION PLAN.

The approval of the amendment to the Company's 1996 Stock Option Plan to increase by 1,000,000 the number of shares of the Company's common stock authorized for issuance thereunder.

/ / FOR                        / / AGAINST                 / / ABSTAIN

3. ADDITIONAL AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN.

The approval of the amendment to the Company's 1996 Stock Option Plan to extend the period during which non-statutory options automatically granted under such Plan to non-employee directors can be exercised after the respective optionees cease to serve as non-employee directors.

/ / FOR                        / / AGAINST                 / / ABSTAIN

                            ^ FOLD AND DETACH HERE ^
--------------------------------------------------------------------------------

4. OTHER BUSINESS.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said Annual Meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE, AND FOR APPROVALS OF PROPOSALS 2 AND 3 ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                                  Dated:                                   ,2003
                                        -----------------------------------


                                  ----------------------------------------------
                                                     Signature

                                  ----------------------------------------------
                                                     Signature

                                  This Proxy should be marked, dated and signed by each stockholder exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both parties should sign.